   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY    , 1995

                                                    REGISTRATION NO. * 33-

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           FORSTMANN & COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-1651326
    (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

      1185 AVENUE OF THE AMERICAS                        10036
           NEW YORK, NEW YORK                          (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                           FORSTMANN & COMPANY, INC.

                          COMMON STOCK INCENTIVE PLAN

                            CHRISTOPHER L. SCHALLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           FORSTMANN & COMPANY, INC.
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 642-6900
                    (NAME, ADDRESS AND TELEPHONE NUMBER OF
                              AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED        PROPOSED
                                           AMOUNT          MAXIMUM          MAXIMUM       AMOUNT OF
                                            TO BE       OFFERING PRICE     AGGREGATE     REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      PER SHARE(2)  OFFERING PRICE(2)    FEE(2)
- -----------------------------------------------------------------------------------------------------
     Common Stock, $.001 par
      value..................         250,000 shares(1)     $5.69         $1,422,500       $490.52

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- --------------------------------------------------------------------------------
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Forstmann & Company, Inc. Common
    Stock Incentive Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high ($6.00) and low ($5.375) prices paid for a share of the Company's Common Stock as reported on the NASDAQ National Market System on February 3, 1995.
- --------
* As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under
 Registration Statement No. 33-38520 on Form S-8.

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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  Forstmann & Company, Inc. (the "Company") incorporates herein by reference the following documents:

  (i) its Annual Report on Form 10-K for the fiscal year ended October 30, 1994;

  (ii) the description of the Company's Common Stock contained in its registration statement on Form 8-A dated February 12, 1992, and any amendments or reports filed for the purpose of updating such description; and

  (iii) the Company's Registration Statement on Form S-8 filed on December 16, 1992 (Registration No. 33-38520).

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been sold or deregistering all such securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Georgia. The Company's Articles of Incorporation provide that, to the fullest extent permitted by Georgia law (as it exists or may be amended), a director of the Company will not be liable to the Company or any of its shareholders for damages caused by the director's action or inaction in his capacity as a director, provided the director acted in good faith and in a manner which he believed to be in the best interests of the Company.

  Section 14-2-851 of the Georgia Business Corporation Code (the "GBCC") provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the GBCC, a director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of the GBCC. The GBCC further provides that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct required under the GBCC. Under the GBCC, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under the GBCC in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

  In addition, under the GBCC, unless limited by its articles of incorporation, to the extent that a director of a corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith. The Company's Articles of Incorporation have no such limitation.

  Section 14-2-857 of the GBCC provides that, unless a corporation's articles of incorporation provide otherwise, an officer of a corporation who is not a director is entitled to mandatory indemnification to the extent that such officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he is a party, or in defense of any claim, issue or matter therein, because he is or was an officer of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent it is consistent with public policy, provided by its articles of incorporation, by-laws, general or specific action of its board of directors or contract. The Company's Articles of Incorporation have no such limitation.

  Article X of the Amended and Restated By-Laws of the Company (the "By-Laws") provides that each director or officer of the Company, and each person who at its request has served as an officer or director of another corporation, partnership, joint venture, trust or other enterprise will be indemnified by the Company against those expenses which are allowed by the laws of the State of Georgia and which are reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of his being or having been a director or officer of the Company or of such other enterprises. Such indemnification is required to be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed above.

  The By-Laws further provide that the Company may purchase and maintain insurance on behalf of any such directors and officers against any liabilities asserted against such persons whether or not the Company would have the power to indemnify such directors and officers against such liability under the laws of the State of Georgia. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the Company is required to provide notice of such payment to its shareholders in accordance with the provisions of the laws of the State of Georgia.

  On February 7, 1994, the Company approved indemnity agreements with each of its directors and certain of its executive officers, which provides that the indemnitee will be entitled to receive indemnification to the full extent permitted by law for all expenses, judgements, fines, penalties and settlement payments incurred by the indemnitee in actions brought against the indemnitee in connection with any act taken in the indemnitee's capacity, and within the indemnitee's scope of authority, as a director or executive officer of the Company. Such indemnity agreements also require the Company to maintain its current level of directors' and officers' liability insurance for so long as the indemnitee may be subject to any possible, threatened or pending action, except to the extent that the cost of such insurance is more than 150% of the annualized cost thereof in fiscal year 1994.

  The Company's Articles of Incorporation include a provision eliminating liability for monetary damages for any breach of fiduciary or other duty as a director, except for (1) any appropriation, in violation of his duties, of any business opportunity of the Company, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction for which the director received an improper personal benefit, and
(4) certain unlawful distributions. The Company's By-Laws provide that the directors and the officers of the Company will be indemnified against all expenses which are allowed by the laws of the State of Georgia and which are reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of his being or having been a director or officer of the Company. The foregoing provisions of the Articles of Incorporation may reduce the likelihood of derivative litigation against the Company's directors and may discourage or deter shareholders or management from instituting a lawsuit against the Company's directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

  The following Exhibits are filed as part of this Registration Statement, including those incorporated by reference to previous filings as indicated:

   * 3(i).1 --Articles of Restatement setting forth the Amended and Restated
             Articles of Incorporation of the Company, as filed with the
             Secretary of State of the State of Georgia on November 19, 1990
             (filed as Exhibit 3(i).1 to the Company's Quarterly Report on Form
             10-Q for the quarter ended July 31, 1994 (the "Third Quarter Form
             10-Q")).
   * 3(i).2 --Articles of Correction, as filed with the Secretary of State of the State of Georgia on December 18, 1990 (filed as Exhibit 3(i).2 to the Third Quarter Form 10-Q).
   * 3(i).3 --Articles of Merger of Forstmann Georgia Corp. and the Company, as
             filed with the Secretary of State of the State of Georgia on March
             3, 1992 (filed as Exhibit 3(i).3 to the Third Quarter Form 10-Q).
   * 3(i).4 --Articles of Amendment, as filed with the Secretary of State of the State of Georgia on April 8, 1994 (filed as Exhibit 3(i).4 to the Third Quarter Form 10-Q).
   * 3(ii)  --Amended and Restated By-Laws of the Company (March 30, 1994)
             (filed as Exhibit 3(ii) to the Third Quarter Form 10-Q).
     5      --Opinion of Troutman Sanders.
    23.1    --Consent of Deloitte & Touche LLP to the use of their report as incorporated by reference in this Registration Statement.
    23.2    --Consent of Troutman Sanders (contained in Exhibit 5).

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* Incorporated by reference to the previous filings as indicated.

ITEM 9. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 8, 1995.

                                          FORSTMANN & COMPANY, INC.

                                                /s/ Christopher L. Schaller
                                          By:__________________________________
                                                  CHRISTOPHER L. SCHALLER
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS CHRISTOPHER L. SCHALLER, WILLIAM B. TOWNE AND JANE S. POLLACK, AND EACH OF THEM ACTING INDIVIDUALLY, AS HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM ACTING INDIVIDUALLY, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM ACTING INDIVIDUALLY, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      SIGNATURE                            TITLE                     DATE

/s/ Christopher L. Schaller   President and Chief Executive    February 8, 1995
___________________________   Officer and Director
  CHRISTOPHER L. SCHALLER     (Principal Executive Officer)


   /s/ William B. Towne       Executive President and Chief    February 8, 1995
___________________________   Financial Officer (Principal
     WILLIAM B. TOWNE         Financial and Accounting
                              Officer)

    /s/ Stephen Berger        Director                         February 8, 1995
___________________________
      STEPHEN BERGER

  /s/ Cameron Clark, Jr.      Director                         February 8, 1995
___________________________
    CAMERON CLARK, JR.

  /s/ Steven M. Friedman      Director                         February 8, 1995
___________________________
    STEVEN M. FRIEDMAN

   /s/ F. Peter Libassi       Director                         February 8, 1995
___________________________
     F. PETER LIBASSI

  /s/ Alain M. Oberrotman
___________________________   Director                         February 8, 1995
    ALAIN M. OBERROTMAN

                                 EXHIBIT INDEX

                                                                    SEQUENTIAL
 EXHIBIT NO.                      DESCRIPTION                       PAGE NUMBER
 -----------                      -----------                       -----------
 * 3(i).1    --Articles of Restatement setting forth the Amended
              and Restated Articles of Incorporation of the
              Company, as filed with the Secretary of State of
              the State of Georgia on November 19, 1990 (filed as
              Exhibit 3(i).1 to the Company's Quarterly Report on
              Form 10-Q for the quarter ended July 31, 1994 (the
              "Third Quarter Form 10-Q")).
 * 3(i).2    --Articles of Correction, as filed with the
              Secretary of State of the State of Georgia on
              December 18, 1990 (filed as Exhibit 3(i).2 to the
              Third Quarter Form 10-Q).
 * 3(i).3    --Articles of Merger of Forstmann Georgia Corp. and
              the Company, as filed with the Secretary of State
              of the State of Georgia on March 3, 1992 (filed as
              Exhibit 3(i).3 to the Third Quarter Form 10-Q).
 * 3(i).4    --Articles of Amendment, as filed with the Secretary
              of State of the State of Georgia on April 8, 1994
              (filed as Exhibit 3(i).4 to the Third Quarter Form
              10-Q).
 * 3(ii)     --Amended and Restated By-Laws of the Company (March
              30, 1994) (filed as Exhibit 3(ii) to the Third
              Quarter Form 10-Q).
   5         --Opinion of Troutman Sanders.
  23.1       --Consent of Deloitte & Touche LLP to the use of
              their report as incorporated by reference in this
              Registration Statement.
  23.2       --Consent of Troutman Sanders (contained in Exhibit
              5).

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* Incorporated by reference to the previous filings as indicated.